UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2012

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry Into a Material Definitive Agreement.

On December 28, 2012, DARA BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors providing for the issuance and sale by the Company (the “Transaction”) of $2,800,000 of shares of Series B-3 and Series B-4 convertible preferred stock (convertible into a combined total of 3,684,210 shares of common stock).  In connection with the purchase of shares of Series B-3 and B-4 convertible preferred stock in the Transaction, each investor will receive warrants to purchase a number of shares of common stock equal to the number of shares of common stock into which such investor’s shares of Series B-3 and B-4 convertible preferred stock are convertible, at an exercise price equal to $1.05 (the “Warrants”).  Each warrant will be exercisable at any time on or after the six-month anniversary of date of issuance (the “Initial Exercise Date”).  One-half of the warrants will be exercisable for two years from the Initial Exercise Date, but not thereafter, and the other half will be exercisable for five years from the Initial Exercise Date, but not thereafter.

The closing of the sale of these securities is expected to take place on or about December 31, 2012, subject to customary closing conditions.

The Company estimates that the net proceeds from the Transaction will be approximately $2.5 million.  The net proceeds received by the Company from the Transaction will be used to for the commercial activities related to Soltamox®, the Company’s FDA-approved treatment for breast cancer, and for Gelclair, the Company’s FDA-cleared Product for the treatment of oral mucositis which the Company expects to launch in the first half of 2013, as well as for working capital and general corporate purposes.

Shares of Series B-3 and B-4 convertible preferred stock have a liquidation preference equal to $1,000 per share and, subject to certain ownership limitations as described below, are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $0.76 per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 250% of the then effective conversion price for each of any 25 trading days during such 30 consecutive trading days and the average daily dollar trading volume during such period exceeds $250,000 per trading day, if the Company sells or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price.  Subject to limited exceptions, holders of shares of Series B-3 and Series B-4 convertible preferred stock will not have the right to convert any portion of their Series B-3 or Series B-4 convertible preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.  In addition, until such time as the Company has received shareholder approval as required by applicable Nasdaq rules, the Company may not issue, upon conversion of the Series B-3 and Series B-4 convertible preferred stock, a number of shares of common stock which, when aggregated with share previously issued upon conversion, would exceed 3,739,400 shares of common stock.

The Series B-3 convertible preferred stock is being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on March 25, 2011 and declared effective on April 19, 2011 (File No. 333-173098) (the “Registration Statement”).

The Series B-4 convertible preferred stock and the Warrants will be issued and sold without registration under the Securities of 1933 (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.  The Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of or in connection with the Series B-4 convertible preferred stock and upon exercise of the Warrants

A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  A copy of the certificate of designation of preferences, rights and limitations of Series B-3 and Series B-4 convertible preferred stock are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.  A copy of the form of Warrant is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

In connection with the Transaction, on December 28, 2012, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Transaction.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Transaction.  The Placement Agent will be paid a cash fee equal to seven percent of the purchase price of the securities sold in the Transaction and will also receive an expense reimbursement payment equal to up to one percent of the purchase price of the securities sold in the Transaction.  A copy of the Placement Agent Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

In connection with the Transaction, on December 28, 2012, the Company entered into an Amendment to Securities Purchase Agreement and Warrants (the “Securities Purchase Agreement Amendment”) with all of the current holders of warrants issued by the Company pursuant to the Securities Purchase Agreement, dated April 6, 2012, between the Company and the purchasers party thereto (the “April Purchase Agreement”).  Pursuant to the Securities Purchase Agreement Amendment, the warrant holders agreed to amend the April Purchase Agreement to permit the Company to conduct a financing below $1.00 without such warrant holders’ approval and the Company agreed to amend the exercise price of the warrants issued to such warrant holders pursuant to the April Purchase Agreement.  In connection with the Purchase Agreement Amendment, the exercise price of a total of 5,125,000 of $1.25 warrants was reduced to $1.00 and the exercise price of a total of 3,954,800 of $1.00 warrants was reduced to $0.80.  Additionally, pursuant to the certificate of designations for Series B-3 preferred stock issued pursuant to the April Purchase Agreement, as a result of the Transaction the conversion price of the Company’s 1,300 outstanding shares of Series B-2 convertible preferred stock was adjusted from $1.00 to $0.76.

The foregoing summaries of the Transaction, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agent Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report on Form 8-K.  In addition to the Purchase Agreement and the Placement Agent Agreement, Exhibits 5 and 23 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item	3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

 Exhibits

The exhibit required to be filed as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc

Date: December 31, 2012	By:	/s/ David J. Drutz, M.D.
Name: David J. Drutz, M.D.
Title: Chief Executive Officer and Chief Medical Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series B-3 Convertible Preferred Stock

4.2	Certificate of Designation of Preferences, Rights and Limitations of Series B-4 Convertible Preferred Stock

4.3	Form of Warrant

5	Opinion of K&L Gates LLP

10.1	Form of Securities Purchase Agreement dated December 28, 2012

10.2	Placement Agent Agreement, dated December 28, 2012 by and between DARA BioSciences, Inc. and Ladenburg Thalmann & Co. Inc.

23	Consent of K&L Gates LLP (included as part of Exhibit 5)